LMCG Collective Trust

LMCG International Small Cap Collective Fund

ANNUAL REPORT

June 30, 2014

and

June 30, 2015

Schedule of Investments		LMCG Collective Trust
June 30, 2014
LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Common Stock – 95.7%
Australia – 5.0%	4,463	$6	$11
Ardent Leisure Group‡
Challenger	1,857	9	13
Flight Centre	218	5	9
Investa Office Fund‡	2,928	10	10
Primary Health Care	1,808	7	8
Shopping Centres Australasia Property Group‡	6,358	9	10
Austria – 2.3%		46	61
	97	10	9
Flughafen Wien
Immobilien Anlagen	558	10	10
Oesterreichische Post	178	8	9
Belgium – 0.8%		28	28
	185	10	9
Elia System Operator
Canada – 0.8%	400	8	9
Canadian Apartment Properties‡
Denmark – 1.8%	147	10	10
NKT Holding
Pandora	158	3	12
EUR – 0.6%		13	22
	7,576	8	7
Liberbank*
France – 1.9%
Metropole Television	407	8	9
Valeo	106	9	14
Germany – 3.7%		17	23
	279	9	11
Drillisch
Freenet	409	7	13
GAGFAH*	536	9	10
Rheinmetall	161	10	11
Greece – 0.8%		35	45
	480	9	9
Metka
Hong Kong – 2.2%	2,000	9	11
Dah Sing Financial Holdings
Seaspan*	354	8	8
Shun Tak Holdings	16,000	6	8
		23	27

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2014
LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Ireland – 3.1%	228	$10	$14
DCC
ICON*	213	8	10
Smurfit Kappa Group	594	5	14
Italy – 2.2%		23	38
	407	6	9
Danieli & C Officine Meccaniche
Mediolanum*	1,088	10	8
Recordati	570	5	10
Japan – 25.5%		21	27
	800	7	11
Alpine Electronics
Aoyama Trading	400	11	11
Calsonic Kansei	2,000	13	13
Denki Kagaku Kogyo	2,000	7	8
EDION	700	5	5
Eighteenth Bank	1,000	3	2
Fujikura	2,000	7	10
Furukawa Electric	4,000	9	8
Geo Holdings	600	6	5
Heiwa	400	6	9
Hitachi Capital	400	6	11
IT Holdings	600	8	10
Juroku Bank	1,000	3	4
Kaneka	2,000	11	12
Kanematsu	5,000	6	9
Kissei Pharmaceutical	400	11	10
Kohnan Shoji	700	9	7
Mandom	300	10	11
Minebea	2,000	17	23
Mitsui Engineering & Shipbuilding	4,000	7	9
Nichiha	500	6	6
Nippon Paper Industries	500	8	9
NS Solutions	400	10	11
Obic	300	7	10
Orix J‡	8	9	11
Rohto Pharmaceuticals*	500	9	8
Seiko Epson	400	6	17
Sojitz	4,300	6	8
Sumitomo Bakelite	2,000	8	8
Toshiba TEC	1,000	4	7
Toyo Tire & Rubber	1,000	12	17

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2014
LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Japan (continued)	600	$7	$9
Yamaha
Luxembourg – 0.9%		254	309
	315	10	11
APERAM*
Mexico – 0.8%	5,500	8	10
Grupo Aeromexico*
Netherlands – 1.7%	253	3	12
AerCap Holdings*
BinckBank	713	8	9
New Zealand – 1.6%		11	21
	2,727	6	7
Nuplex Industries
SKY Network Television	1,977	11	12
Norway – 4.2%		17	19

Borregaard	1,579	7	12
Marine Harvest	832	9	11
Salmar	632	10	11
Storebrand	1,603	10	9
TGS Nopec Geophysical	259	9	8
Portugal – 0.7%		45	51
	811	9	8
CTT- Correiose de Portugal*
Singapore – 2.7%	6,000	9	12
First Resources
Mapletree Industrial Trust‡	9,000	10	10
OSIM International	5,000	9	11
Spain – 0.8%		28	33

Almirall	565	9	9
Sweden – 4.5%	1,089	6	15
Fastighets Balder, Cl B*
Hemfosa Fastigheter*	543	9	9
JM	331	9	12
Unibet Group	194	9	10
Wihlborgs Fastigheter	505	10	9
Switzerland – 6.3%		43	55
	464	10	8
Ascom Holding
Bucher Industries	32	7	11

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2014
LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Switzerland (continued)
Cembra Money Bank	128	$9	$8
Forbo Holding	11	9	12
Galenica	11	11	11
Helvetia Holding	20	8	9
Kuoni Reisen Holding	21	9	8
OC Oerlikon	641	11	9
Taiwan – 2.6%		74	76
	8,000	7	12
AcBel Polytech
Inventec	10,000	5	10
King Yuan Electronics	11,000	7	10
United Kingdom – 17.3%		19	32
	13,346	8	10
Assura Group‡
Barratt Developments	1,793	10	12
Beazley	2,131	9	9
Bellway	345	7	9
Berendsen	890	7	15
Close Brothers Group	459	10	10
easyJet	420	5	10
Greggs	1,116	9	10
Halfords Group	1,209	9	10
Hikma Pharmaceuticals	531	10	15
Innovation Group	17,384	8	10
Interserve	1,000	7	10
Mondi	877	7	16
Moneysupermarket.com Group	3,038	9	10
Northgate	1,019	8	9
Pace	1,563	6	9
Playtech	951	6	10
SIG	2,931	10	9
Stagecoach Group	1,317	6	9
SVG Capital*	1,111	7	8
United States – 0.9%		158	210
	634	8	11
Veresen
Total Common Stock		934	1,160
Exchange-Traded Fund – 2.7%
iShares MSCI EAFE Index	465	31	32
Total Exchange-Traded Fund		31	32

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (concluded)				LMCG Collective Trust
June 30, 2014
LMCG International Small Cap Collective Fund			Face Amount (000)	Cost (000)	Value (000)
Time Deposits – 1.3%			USD 11	$11	$11
Brown Brothers Harriman, 0.030%, 07/01/14
Brown Brothers Harriman, 0.005%, 07/01/14			JPY 102	1	1
Brown Brothers Harriman, 0.001%, 07/01/14			CHF 2	2	2
Brown Brothers Harriman, -0.030%, 07/01/14			EUR 2	2	2
		Total Time Deposits		16	16
Total Investments – 99.7%				$981	1,208
Other Assets and Liabilities, Net – 0.3%					4
Net Assets – 100.0%					$1,212
CHF	-	Swiss Franc
Cl	-	Class/FONT>
EAFE	-	Europe, Australasia, and Far East
EUR	-	Euro
JPY	-	Japanese Yen
MSCI	-	Morgan Stanley Capital International
USD	-	United States Dollar

* Non-income producing security.

‡Real Estate Investment Trust.

SUMMARY OF INDUSTRY DIVERSIFICATION

June 30, 2014*

Capital Goods	16.3%
Real Estate	9.4%
Materials	8.0%
Consumer Durables & Apparel	7.2%
Pharmaceuticals, Biotechnology & Life Sciences	6.0%
Transportation	6.0%
Software & Services	5.1%
Diversified Financials	4.7%
Technology Hardware & Equipment	4.2%
Retailing	4.0%
Automobiles & Components	3.7%
Food, Beverage & Tobacco	3.6%
Consumer Services	3.2%
Exchange-Traded Fund	2.6%
Insurance	2.2%
Banks	2.0%
Telecommunication Services	2.0%
Media	1.7%
Energy	1.6%
Health Care Equipment & Services	1.4%
Time Deposits	1.3%
Commercial Services & Supplies	1.2%
Household & Personal Products	0.9%
Semiconductors & Semiconductor Equipment	0.9%
Utilities	0.8%
Total	100.0%

* Percentages based on total investments.

The accompanying notes are an integral part of the financial statements.

Schedule of Investments		LMCG Collective Trust
June 30, 2015
LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Common Stock – 94.8%
Australia – 5.2%
AWE *	6,380	$11		$6
Cromwell Property Group‡	9,372	8		7
Downer EDI	2,373	9		9
Echo Entertainment Group	3,026	9		10
Fairfax Media	11,756	8		7
Independence Group	2,249	8		7
OZ Minerals	2,821	10		9
Treasury Wine Estates	2,199	9	–	9	–
Austria – 0.6%		72		64
	167	7		8
Oesterreichische Post			–		–
Belgium – 0.7%			–		–
	66	8		9
Ackermans & van Haaren			–		–
Canada – 0.6%			–		–

Chartwell Retirement Residences‡	800	8	–	7	–
Denmark– 3.3%			–		–
	138	9		8
NKT Holding
Pandora	125	3		13
Royal Unibrew	275	9		9
Sydbank	249	10	–	10	–
France – 2.4%		31		40
	184	9		10
Ipsen
Teleperformance	150	9		11
UBISOFT Entertainment *	505	9	–	9	–
Germany – 5.7%		27		30
	149	9		9
Aurubis
Drillisch	262	9		12
Freenet	385	6		13
Gerresheimer	155	8		10
Pfeiffer Vacuum Technology	107	10		9
RHOEN-KLINIKUM	309	10		8
Software	321	9	–	9	–
Hong Kong – 3.1%		61		70

Champion‡	17,000	10		9
Dah Sing Financial Holdings	2,000	9		13
Orient Overseas International	1,500	9		8

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2015
LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Hong Kong (continued)
Shun Tak Holdings	14,000	$6	–$	8	–
Ireland – 1.8%		34		38
	582	8		9
Fly Leasing ADR
Smurfit Kappa Group	491	5	–	13	–
Italy – 2.4%		13		22
	303	11		11
Banca Generali
Recordati	508	11		10
Saras *	4,571	9		8
			–		–
Japan – 30.4%		31		29
	600	8		8
ADEKA
Alps Electric	500	8		16
Aoyama Trading	400	11		16
Calsonic Kansei	2,000	13		14
Denki Kagaku Kogyo	2,000	7		9
EDION	600	4		4
Eighteenth Bank	1,000	3		3
Foster Electric	500	8		11
Fujikura	2,000	7		11
Furukawa Electric	4,000	9		7
Geo Holdings	500	5		6
Heiwa	400	6		8
Hitachi Transport System	500	8		8
Industrial & Infrastructure Fund Investment‡	2	8		9
IT Holdings	500	6		11
Japan Logistics Fund‡	5	11		10
Kanematsu	5,000	6		9
Kawasaki Kisen Kaisha	3,000	8		7
Keihin	500	7		7
Kitz	1,800	9		9
Kohnan Shoji	600	8		8
Mandom	300	10		13
Minebea	1,000	11		16
Mitsui Engineering & Shipbuilding	4,000	7		7
Mitsui Mining & Smelting	3,000	7		8
NHK Spring	700	8		8
Nichiha	500	6		8
Nippon Paper Industries	500	8		9
Nipro	900	9		9
Nissha Printing	500	8		9
NS Solutions	400	10		13

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2015
LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Japan (continued)
NTN	2,000	$9		$13
Obic	300	7		13
Sojitz	4,100	6		10
Sumitomo Bakelite	2,000	8		9
Tokyo Seimitsu	400	9		9
Toshiba TEC	1,000	4		6
Tosoh	2,000	9		13
Yamaha	500	5	–	10	–
Netherlands – 1.8%		301		374
	238	3		11
AerCap Holdings *
TKH Group	258	8	–	11	–
New Zealand – 0.7%		11		22
	4,970	9		9
Air New Zealand			–		–
Norway – 1.2%			–		–

Avance Gas Holding (A)	356	8		7
Bakkafrost P	315	8	–	8	–
Portugal – 0.6%		16		15
	764	8		8
CTT- Correiose de Portugal			–		–
South Africa – 0.6%			–		–
	1,070	7		7
AVI			–		–
South Korea – 0.8%			–		–
	141	10		10
Korea District Heating			–		–
			–		–
Spain – 1.7%	458	9		9
Ebro Foods
Gamesa Tecnologica	765	10	–	12	–
Sweden – 5.7%		19		21
	576	8		9
Axfood
Hemfosa Fastigheter	1,024	9		10
JM	311	8		9
Nobia	1,089	9		11
Trelleborg, Cl B	636	12		12
Unibet Group	183	9		11
Wihlborgs Fastigheter	476	9	–	8	–
Switzerland – 1.5%		64		70
	121	8		7
Cembra Money Bank

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)		LMCG Collective Trust
June 30, 2015
LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Switzerland (continued)
Helvetia Holding	19	$8		$11	–
Taiwan – 2.1%		16		18
	10,000	8		10
China Life Insurance
Powertech Technology	4,000	8		9
Win Semiconductors	5,000	8	–	7	–
United Kingdom – 21.4%		24		26
	1,268	9		10
Amlin
APERAM *	298	9		12
Barratt Developments	1,685	9		16
Bellway	324	7		12
Berkeley Group Holdings	317	12		17
Close Brothers Group	431	10		10
Domino's Pizza Group *	757	9		9
Galliford Try	389	9		11
Greggs	940	8		17
Halfords Group	1,137	8		9
Henderson Group	2,551	10		10
Howden Joinery Group	1,541	10		13
Intermediate Capital Group	1,336	9		12
Jupiter Fund Management	1,455	10		10
Man Group	5,296	11		13
Moneysupermarket.com Group	2,856	8		13
Northgate	959	7		9
Phoenix Group Holdings	706	8		9
Playtech	894	6		11
QinetiQ Group	3,027	9		11
Redrow	1,585	8		11
Taylor Wimpey	6,205	13	–	18	–
United States – 0.5%		199		263
	412	8		6
Dominion Diamond			–		–
Total Common Stock		984 –		1,166 –
Exchange-Traded Fund – 2.4%
iShares MSCI EAFE Index	465	31		29
Total Exchange-Traded Fund		31		29

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)					LMCG Collective Trust
June 30, 2015
LMCG International Small Cap Collective Fund			Face
			Amount (000)		Cost (000)	Value (000)
Time Deposits – 2.9%			USD	30	$30	$30
BNP Paribas, 0.030%, 07/01/2015
Brown Brothers Harriman, 0.150%, 07/01/2015			NOK	2	—	—
Brown Brothers Harriman, 0.005%, 07/01/2015			JPY	120	1	1
Brown Brothers Harriman, (0.245)%†, 07/01/2015			EUR	3	3	3
Brown Brothers Harriman, (1.000)%†, 07/01/2015			CHF	2	2	2
		Total Time Deposits			36	36
Total Investments – 100.1%					$1,051	1,231
Other Assets and Liabilities, Net – (0.1)%						(1)
Net Assets – 100.0%						$1,230
ADR	-	American Depositary Receipt
CHF	-	Swiss Franc
Cl	-	Class
EAFE	-	Europe, Australasia, and Far East
EUR	-	Euro
JPY	-	Japanese Yen
MSCI	-	Morgan Stanley Capital International
NOK -		Norwegian Krone
USD	-	United States Dollar

* Non-income producing security.

† Rate is negative due to the decrease in value of the respective foreign currency against the U.S. Dollar.

‡ Real Estate Investment Trust.

(A)	Security sold within the terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other ‘‘accredited investors.’’ These securities have been determined to be liquid under guidelines established by the Trustee.

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (concluded)	LMCG Collective Trust
June 30, 2015
SUMMARY OF INDUSTRY DIVERSIFICATION
June 30, 2015*
Capital Goods	15.5%
Consumer Durables & Apparel	11.1%
Materials	9.0%
Diversified Financials	6.5%
Software & Services	6.5%
Real Estate	5.2%
Food, Beverage & Tobacco	4.8%
Retailing	4.6%
Transportation	3.9%
Insurance	3.2%
Time Deposits	2.9%
Consumer Services	2.5%
Pharmaceuticals, Biotechnology & Life Sciences	2.5%
Exchange-Traded Fund	2.4%
Automobiles & Components	2.4%
Commercial Services & Supplies	2.3%
Banks	2.1%
Health Care Equipment & Services	2.0%
Telecommunication Services	2.0%
Semiconductors & Semiconductor Equipment	2.0%
Technology Hardware & Equipment	1.7%
Energy	1.7%
Household & Personal Products	1.1%
Utilities	0.8%
Food & Staples Retailing	0.7%
Media	0.6%
Total	100.0%
* Percentages based on total investments.

The accompanying notes are an integral part of the financial statements.

Statements of Assets and Liabilities (000)	LMCG Collective Trust
June 30,
	LMCG International
	Small Cap Collective Fund
Assets:	2014	2015
	$1,208	$1,231
Investments at value (Cost $981 and $1,051)
Receivable for dividends and interest	2	3
Foreign currency holdings at value (Cost $3 and $0)	3	—
Receivable for tax reclaim	3	3
Unrealized appreciation on spot foreign currency contracts	—	1
Total assets	1,216	1,238
Liabilities:
Unrealized depreciation on spot foreign currency contracts	—	1
Accrued expenses	4	7
Total liabilities	4	8
Net assets	$1,212	$1,230

Net assets:
Paid-in Capital	$611	$561
(unlimited authorization — no par value)
Undistributed net investment income	66	86
Accumulated net realized gain on investments and foreign currency
transactions	308	404
Net unrealized appreciation on investments	227	180
Net unrealized depreciation on foreign currency transactions	—	(1)
Total net assets	$1,212	$1,230

Net Asset Value, Offering and Redemption
Price Per Unit - Class 2 based on net assets of $1,212 and $1,230 and	$18.69	$19.84
outstanding units of 64,849 and 62,003 (1) (2)

(1)	Units have not been rounded.

(2)	Net Asset Value per unit is calculated by dividing the unrounded net assets by the unrounded units outstanding.

Amounts designated as “—“ are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

Statements of Operations (000)	LMCG Collective Trust
For the years ended June 30,
	LMCG International
	Small Cap Collective Fund
Investment income:	2014	2015

Dividend income (Net of foreign taxes withheld of $2 and $2,	$32	$32
respectively)
Total investment income	32	32
Expenses:
Trustee fees (Class 2)	10	12
Administrative servicing fees (Class 2)	3	—
Total expenses	13	12
Net investment income	19	20
Net realized gain/(loss) on:
Investments	218	98
Foreign currency transactions	(1)	(2)
Net change in unrealized appreciation (depreciation) on:	217	96

Investments	67	(47)
Foreign currency transactions	—	(1)
Net realized and unrealized gain on investments and foreign	67	(48)

currency transactions	284	48
Net increase in net assets resulting from operations	$303	$68

Amounts designated as “—“ are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

Statements of Changes in Net Assets (000)	LMCG Collective Trust
For the years ended June 30,
	LMCG International
	Small Cap Collective Fund
Operations:	2014	2015

Net investment income	$19	$20
Net realized gain on investments and foreign currency transactions	217	96
Net change in unrealized appreciation (depreciation) on investments and	67	(48)
foreign currency transactions
Net increase in net assets resulting from operations	303	68
Capital unit transactions:
Class 2
Issuances	1	—
Redemptions	(231)	(50)
Net decrease in net assets from Class 2 unit transactions	(230)	(50)
Net decrease from capital unit transactions	(230)	(50)
Net increase in net assets	73	18
Net assets:
Beginning of year	1,139	1,212
End of year (including undistributed net investment income of $66 and	$1,212	$1,230
$86, respectively)
Issuance of capital units:
Class 2
Issuances	—	—
Redemptions	(14)	(3)
Net decrease in Class 2 capital units	(14)	(3)
Net decrease in capital units	(14)	(3)

Amounts designated as “—“ are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

Financial Highlights								LMCG Collective Trust
For the years ended June 30,
For a Unit Outstanding Throughout the Year
		Net
		Realized
		and						Ratio of Net
Net Asset		Unrealized				Net Assets	Ratio of	Investment
Value,	Net	Gain/(Loss)		Net Asset		End of	Expenses to	Income to
Beginning	Investment	on	Total from	Value, End	Total	Year	Average	Average Net	Portfolio
of Year	Income (1)	Investments	Operations	of Year	Return	(000)	Net Assets	Assets	Turnover
LMCG International Small Cap Collective Fund
2014
Class 2
$14.36	$0.28	$4.05	$4.33	$18.69	30.15%	$1,212	1.10%	1.64%	85%
2015
Class 2
$18.69	$0.31	$0.84	$1.15	$19.84	6.15%	$1,230	1.10%	1.69%	73%

(1) Per unit data calculated using average units method.

The accompanying notes are an integral part of the financial statements.

Notes to Financial Statements	LMCG Collective Trust

June 30, 2015

1. ORGANIZATION

SEI Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania (the “Trustee”), established a trust on June 2, 2008, known as the Convergent Capital Institutional Master Trust (the “Trust”), which commenced operations on June 2, 2008. Effective May 12, 2014, the Trust changed its name to LMCG Collective Trust. The purpose of the Trust is to provide for the collective investment of assets of participating tax-qualified pension and profit sharing plans and related trusts, and governmental plans.

The Trust consists of separate collective investment funds as established in accordance with the Declaration of Trust. This report includes the financial statements of the LMCG International Small Cap Collective Fund (the “Fund”).

The LMCG International Small Cap Collective Fund’s investment objective is to exceed, over a three to five-year period, the return of the MSCI EAFE Small Cap Index. There is no assurance that the Fund will achieve its investment objective. The Fund commenced operations on August 26, 2010.

The Declaration of Trust provides, among other things, that the Trustee acts as the custodian for securities owned as well as the investment manager for the Trust. For its services, the Trustee receives a fee, calculated daily and paid monthly by the Trust. To assist with the management of the Trust, the Trustee has retained the services of Lee Munder Capital Group LLC (“LMCG”) as the Investment Adviser for each of the respective fund. LMCG is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The compensation to LMCG for such services is paid directly by the Trustee.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") on the accrual basis of accounting. The Trustee has reviewed Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 946, Financial Services – Investment Companies Accounting Standards Codification ("ASC 946"), and concluded that the Fund meets the criteria of an "investment company," and therefore, the Fund prepares its financial statements in accordance with investment company accounting as outlined in ASC 946.

The following is a summary of the significant accounting policies followed by the Trust.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases or decreases in net assets from operations during the period. Actual results could differ from those estimates.

Notes to Financial Statements(continued)	LMCG Collective Trust

Security Valuation

Securities listed on a securities exchange, market or automated quotation system for which quotations are readily available (except for securities traded on NASDAQ), including securities traded over the counter, are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are traded, or, if there is no such reported sale, at the most recent quoted bid price. For securities traded on NASDAQ, the NASDAQ official closing price will be used.

When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established by the Trustee.

In accordance with U.S. GAAP, fair value is defined as the price that a Fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy has been established to maximize the use of observable and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing an asset. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity’sown assumptions about the considerations market participants would use in pricing an asset or liability based on the best information available in the circumstances.

The three-tier hierarchy of inputs is summarized in the three broad levels listed below:

Level 1 — quoted prices in active markets for identical investments

Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, referenced indices, quoted prices in inactive markets, adjusted quoted prices in active markets, adjusted quoted prices on foreign equity securities that were adjusted in accordance with pricing procedures approved by the Trust, etc.)

Level 3 — significant unobservable inputs (including the Trust ’ sown assumptions in determining the fair value of investments)

The valuation techniques used by the Trust to measure fair value during the years ended June 30, 2014 and June 30, 2015 generally sought to maximize the use of observable inputs and minimized the use of unobservable inputs.

Notes to Financial Statements(continued)	LMCG Collective Trust

The following tables set forth information about the level within the fair value hierarchy at which the Fund’s investments are measured at June 30, 2014 and June 30, 2015 (000):

LMCG International Small Cap Collective Fund 2014:

Investments in Securities*	Level 1	Level 2	Level 3	Total
Common Stock	$1,160	$-	$-	$1,160
Exchange-Traded Fund	32	-	-	32
Time Deposits	-	16	-	16
Total Investments in Securities	$1,192	$16	$-	$1,208

2015:

Investments in Securities*	Level 1	Level 2	Level 3	Total
Common Stock	$1,166	$-	$-	$1,166
Exchange-Traded Fund	29	-	-	29
Time Deposits	-	36	-	36
Total Investments in Securities	$1,195	$36	$-	$1,231

* Further details on the major security types listed above, including industry and country diversification can be found in each respective Fund’s Schedule of Investments.

Amounts designated as “—“ are $0 or have been rounded to $0.

For the years ended June 30, 2014 and June 30, 2015, there were no transfers between levels or significant changes to the Trust’s fair valuation methodologies. All transfers, if any, are recognized by the Trust at the end of the year.

Foreign Currency Translation

The books and records of the Fund investing in international securities are maintained in U.S. dollars on the following basis:

(i)	market value of investment securities, assets and liabilities at the current rate of exchange; and

(ii)	purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The Fund does not isolate that portion of gains and losses on investments in equity securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities.

The Trust reports certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

Notes to Financial Statements(continued)	LMCG Collective Trust

Forward Foreign Currency Contracts

A Fund may be subject to foreign currency exchange rate risk in the normal course of pursuing its objectives. The value of foreign investments held by a Fund may be significantly affected by changes in foreign currency exchange rates. The dollar value of a foreign security generally decreases when the value of the dollar rises against the foreign currency in which the security is denominated and tends to increase when the value of the dollar declines against such foreign currency. A Fund may enter into forward foreign currency exchange contracts to reduce the Fund’s exposure to foreign currency exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by a Fund and the resulting unrealized appreciation or depreciation are determined daily using prevailing exchange rates. Realized gain or loss is recorded upon the termination of the contract. Net realized and unrealized gains or losses occurring during the holding period of forward foreign currency exchange contracts are found on the Statements of Operations as a component of net realized gain/(loss) on foreign currency transactions and net change in unrealized appreciation/(depreciation) on foreign currency contracts and foreign currency transactions, respectively. The forward foreign currency contracts as of year-end, as disclosed in the Schedules of Investments, if any, and the amounts of realized and changes in unrealized gains and losses on derivative instruments during the year, as disclosed in the Statements of Operations, serve as indicators of the volume of derivative activity for the Fund.

A Fund bears the risk of an unfavorable change in the foreign currency exchange rate underlying the forward contract. Additionally, losses up to the fair value may arise if the counterparties do not perform under the contract terms.

During the years ended June 30, 2014 and June 30, 2015, the Fund did not use forward foreign currency contracts.

Net Asset Value Per Unit

The net asset value per unit of the Fund is calculated on each business day by dividing the total value of assets, less liabilities, by the number of units outstanding. Unit issuances and redemptions are based on the net asset value determined at the end of the current day.

Federal Income Taxes

The Trust has received a letter of determination from the Internal Revenue Service, which states that the Trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for Federal income taxes is required in the accompanying financial statements.

Management has analyzed the Trust’s tax positions taken on Federal income tax returns for all open tax years and has concluded that as of June 30, 2014 and June 30, 2015, no provision for income tax is required in the financial statements. The Trust’s Federal and state income and Federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Security Transactions and Investment Income

Security transactions are accounted for on trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date.

Distributions to Unitholders

All investment income and realized gains of the Fund will be reinvested in the Fund and no distributions will be declared.

Notes to Financial Statements(continued)	LMCG Collective Trust

Expenses

In accordance with the Declaration of Trust, expenses of the Trustee, including, but not limited to, any taxes imposed on the Trust’s assets, commissions and costs relating to holding, purchasing and selling Trust assets, reasonable attorneys’ fees and litigation costs, and the costs of hiring a registered investment adviser or other consultant, may be reimbursable from the assets of the Trust, as the Trustee reasonably determines. The trustee fees charged to a Fund are utilized by the Trustee to pay all operating expenses of the Fund. These trustee fees may vary by class. Refer to the financial highlights for the rate by class.

Class-specific expenses are borne by that class of shares. Income, expenses, and realized and unrealized gains/(losses) and non-class specific expenses are allocated to the respective class on the basis of relative daily net assets.

Exchange-Traded Funds

The Fund may invest in Exchange-Traded Funds (“ETF”). An ETF is a pooled investment vehicle, such as a registered investment company or a grantor trust, whose shares are listed and traded on U.S. stock exchanges or otherwise traded in the over-the-counter market. The Fund will be subject to substantially the same risks as those associated with the direct ownership of the securities comprising the index on which the ETF is based, and the value of the Fund’s investments will fluctuate in response to the performance of the underlying index. ETFs typically incur fees that are separate from those of the Fund. Accordingly, the Fund’s investments in ETFs will result in the layering of expenses such that shareholders will indirectly bear a proportionate share of the ETFs’ operating expenses, in addition to paying the Fund’s expenses. The Fund may invest in ETFs that are not registered or regulated under the Investment Company Act of 1940, as amended. These ETFs typically hold commodities (such as gold or oil), currency or other property that is itself not a security. Because the value of ETF shares depends on the demand in the market, shares may trade at a discount or premium and the Investment Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, which could adversely affect the Fund’s performance.

3. CONCENTRATION OF UNITHOLDERS

As of June 30, 2014, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

	Number of	% of	Number of	% of
	Affliated	units	Non-Affliated	units
Fund	Investors	held	Investors	held
LMCG Emerging Markets Collective Fund	-	-	5	88%
LMCG International Small Cap Collective Fund	1	100%	-	-
LMCG MidCap Core Collective Fund	-	-	3	100%

As of June 30, 2015, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

	Number of	% of	Number of	% of
	Affliated	units	Non-Affliated	units
Fund	Investors	held	Investors	held
LMCG MidCap Core Collective Fund	-	-	3	100%
LMCG International Small Cap Collective Fund	1	100%	-	-
LMCG Emerging Markets Collective Fund	-	-	3	50%
LMCG Emerging Markets Small Cap Collective Fund	-	-	1	100%

Notes to Financial Statements(continued)	LMCG Collective Trust

4. SUBSEQUENT EVENTS

Management has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were available to be issued. Based on this evaluation, no disclosures and/or adjustments were required to the financial statements as of June 30, 2014 and June 30, 2015.

Supplementary Schedule	LMCG Collective Trust

For the years ended June 30, 2014 and June 30, 2015

The following represents purchases, proceeds from sales, and gain/(loss) from sales of the Fund’s investments for the years ended June 30, 2014 and June 30, 2015 (000):

LMCG International Small Cap Collective Fund 2014:

		Proceeds from
Assets	Purchases	sales	Gain/(Loss)
Common Stock	$874	$979	$205
Exchange-Traded Fund	67	98	5
Preferred Stock	8	30	8
Time Deposits	16	72	-
Totals	$965	$1,179	$218

2015:

		Proceeds from
Assets	Purchases	Sales	Gain/(Loss)
Common Stock	$827	$875	$98
Time Deposits	36	16	-
Totals	$863	$891	$98

Amounts designated as “-“ are $0 or have been rounded to $0.

Please note the details of the purchases and proceeds from sales for each Fund’s investments are available upon request from the Trustee. The details may be requested via email at cittrade@seic.com.

LMCG Collective Trust

LMCG International Small Cap Collective Fund

SOI
(unaudited)

December 31, 2015

Schedule of Investments (unaudited)		LMCG Collective Trust
December 31, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Common Stock – 95.6%
Australia – 5.3%
DUET Group	4,854	$8		$8
Evolution Mining	8,282	9		9
Fairfax Media	11,756	8		8
OZ Minerals	2,821	10		8
SAI Global	2,910	8		9
Star Entertainment Grp	3,026	9		11
Treasury Wine Estates	2,018	8		12
Austria – 1.8%		60		65
	582	9	–	9	–
Conwert Immobilien Invest
Immobilien Anlagen	369	7		7
Oesterreichische Post	167	7		6
Belgium – 1.6%		23		22
	1,426	8	–	8	–
AGFA-Gevaert *
Bekaert	348	10		11
Canada – 0.7%		18		19
	400	9	–	8	–
North West
Denmark – 2.5%	138	9	–	7	–
NKT Holding			–		–
Pandora	92	2		12
Royal Unibrew	275	10		11
France – 2.6%		21		30
	184	10	–	12	–
Ipsen
Nexity	184	8		8
Technicolor	1,406	11		12
Germany – 7.7%		29		32
	159	8	–	9	–
Aurelius
Drillisch	262	9		11
Freenet	385	6		13
Gerresheimer	155	9		12
Grand City Properties	411	9		10
Pfeiffer Vacuum Technology	89	8		9
Rheinmetall	178	10		12
RHOEN-KLINIKUM	309	10		9

Schedule of Investments (continued)(unaudited)		LMCG Collective Trust
December 31, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)			Value (000)
Germany (continued)
Software	321	$9		$9
Hong Kong – 1.5%		78	–	94	–

Champion‡	17,000	10		9
Dah Sing Financial Holdings	2,000	9		10
Ireland – 1.7%		19	–	19	–
	582	8		8
Fly Leasing ADR
Smurfit Kappa Group	491	5		13
Italy – 4.1%		13	–	21	–
	303	11		10
Banca Generali
DiaSorin	173	9		9
Iren	5,715	10		9
Recordati	508	11		13
Saras *	4,571	9		9
Japan – 30.8%		50	–	50	–
	600	8		9
ADEKA
Alps Electric	400	7		11
Aoyama Trading	400	11		16
Calsonic Kansei	2,000	13		18
Coca-Cola West	500	9		10
Denki Kagaku Kogyo	2,000	7		9
Dexerials *	600	7		6
EDION	600	4		5
FCC	400	9		8
Foster Electric	500	8		11
Fujikura	2,000	7		11
Furukawa Electric	4,000	9		9
Geo Holdings	500	5		8
Hitachi Transport System	500	8		9
IT Holdings	500	6		11
Japan Logistics Fund‡	5	10		10
Kanematsu	5,000	6		8
Keihin	500	7		9
Kitz	1,800	9		8
Kohnan Shoji	600	8		8
Mitsui Engineering & Shipbuilding	4,000	7		7
Mitsui Mining & Smelting	3,000	7		6
Nichiha	500	6		8
Nippon Paper Industries	500	9		8
Nipro	900	9		10

Schedule of Investments (continued)(unaudited)		LMCG Collective Trust
December 31, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)		Value (000)
Japan (continued)
Nissha Printing	500	$8		$10
Nomura Real Estate Master Fund‡	7	9		8
NS Solutions	600	8		14
NTN	2,000	9		8
Pola Orbis Holdings	100	6		7
Sankyu	1,000	6		5
SBI Holdings	700	8		8
Sojitz	4,100	6		9
Square Enix Holdings	400	10		10
Tokuyama	4,000	9		9
Tokyo Seimitsu	400	9		9
Tosoh	2,000	9		10
Ube Industries	5,000	10		11
Wacoal Holdings	1,000	12		12
Yamaha	500	5		12
Mexico – 0.5%		320	–	375	–
	1,295	7		6
Grupo Aeroportuario del Centro Norte, Cl B
Netherlands – 2.2%			–		–
	238	3	–	10	–
AerCap Holdings *
BinckBank	864	8		8
Corbion	366	9		9
New Zealand – 2.7%		20	–	27	–
	4,970	8		10
Air New Zealand
Fisher & Paykel Healthcare	2,067	11		12
Trade Me Group	3,717	9		11
Norway – 1.9%		28	–	33	–

Avance Gas Holding (A)	356	8		5
Bakkafrost P	315	8		9
Storebrand *	2,358	9		9
Singapore – 1.5%		25	–	23	–

Mapletree Greater China Commercial Trust‡	14,300	10		9
Venture	1,500	9		9
South Africa – 0.6%		19	–	18	–
	1,204	8		7
Truworths International
Spain – 1.8%			–		–
	765	10	–	13	–
Gamesa Tecnologica

Schedule of Investments (continued)(unaudited)		LMCG Collective Trust
December 31, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)			Value (000)
Spain (continued)
Grupo Catalana Occidente	258	$9			$9
Sweden – 4.5%		19			22
			–				–
	576	8			10
Axfood
Hemfosa Fastigheter	1,024	9			11
Nobia	917	8			11
SAS *	3,053	8			9
Unibet Group	124	6			13
Switzerland – 0.6%		39			54
			–				–
	121	9			8
Cembra Money Bank
Taiwan – 1.3%	11,000	8	––		8	–	–
China Life Insurance
Powertech Technology	4,000	8			8
United Kingdom – 17.7%		16			16
			–				–
	298	9			11
APERAM *
Barratt Developments	1,146	6			11
Beazley	1,935	10			11
Bellway	324	7			13
Carillion	1,875	9			8
Domino's Pizza Group *	757	9			12
DS Smith	1,820	12			11
Galliford Try	389	9			9
Greggs	650	6			13
Henderson Group	2,551	10			12
Howden Joinery Group	1,541	9			12
Intermediate Capital Group	1,145	10			10
John Laing Group (A)	2,634	8			8
Micro Focus International	430	10			10
Moneysupermarket.com Group	2,463	7			13
Phoenix Group Holdings	706	8			10
QinetiQ Group	3,027	9			12
Redrow	1,585	8			11
ST Modwen Properties	1,351	10			8
Taylor Wimpey	3,655	8			11
		174			216
				–
							–
Total Common Stock		1,004			1,165
Exchange Traded Fund – 2.3%
iShares MSCI EAFE Index	465	31			27
Total Exchange Traded Fund		31			27

Schedule of Investments (continued)(unaudited)	LMCG Collective Trust
December 31, 2015

LMCG International Small Cap Collective Fund			Cost (000)	Value (000)
Total Investments – 97.9%			$1,035	$1,192
Other Assets and Liabilities, Net – 2.1%				26
Net Assets – 100.0%				$1,218
ADR	-	American Depositary Receipt
Cl	-	Class
EAFE	-	Europe, Australasia, and Far East
MSCI	-	Morgan Stanley Capital International

* Non-income producing security.

‡ Real Estate Investment Trust.

(A) Security sold within the terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other ‘‘accredited investors.’’ These securities have been determined to be liquid under guidelines established by the Trustee.

The following tables set forth information about the level within the fair value hierarchy at which the Fund’s investments are measured at December 31, 2015 (000):

Investments in Securities	Level 1		Level 2	Level 3	Total
Common Stock	$1,165		$—	$—	$1,165
Exchange Traded Fund	27	—	—	27	Total
Investments in Securities	$1,192		$—	$—	$1,192

For the period ended December 31, 2015, there were no transfers between levels or significant changes to the Trust’s valuation methodologies. All transfers, if any, are recognized by the Trust at the end of the period.

Schedule of Investments (concluded) (unaudited)	LMCG Collective Trust
December 31, 2015
SUMMARY OF INDUSTRY DIVERSIFICATION
December 31, 2015†
Capital Goods	13.7%
Materials	11.0%
Consumer Durables & Apparel	9.5%
Real Estate	6.0%
Software & Services	5.7%
Retailing	5.6%
Diversified Financials	5.3%
Food, Beverage & Tobacco	4.7%
Transportation	4.6%
Health Care Equipment & Services	4.1%
Insurance	3.2%
Pharmaceuticals, Biotechnology & Life Sciences	3.2%
Consumer Services	3.0%
Automobiles & Components	3.0%
Exchange Traded Fund	2.3%
Technology Hardware & Equipment	2.2%
Telecommunication Services	2.0%
Media	1.6%
Commercial Services & Supplies	1.6%
Food & Staples Retailing	1.5%
Utilities	1.5%
Semiconductors & Semiconductor Equipment	1.4%
Energy	1.1%
Banks	0.8%
Real Estate Investment Trusts	0.8%
Household & Personal Products	0.6%
Total	100.0%
† Percentages based on total investments.